PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
QNBBank.com

FOR IMMEDIATE RELEASE

QNB CORP. ANNOUNCES COMPLETION OF OFFERING OF

$40 MILLION OF SUBORDINATED NOTES

QNB Corp. Secures Cost-Effective Capital to Meaningfully Support Its Growth and Scale.

Significant Investor Demand Resulted in 2x Oversubscribed Offering.

QUAKERTOWN, PA September 3, 2024 -- QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), announced today that the Company has completed a private placement (the “Offering”) of $40 million in aggregate principal amount of fixed-to-floating rate subordinated notes (the “Notes”).

The Notes have been structured to qualify as Tier 2 capital under regulatory capital guidelines. The proceeds from the sale of the Notes will be utilized for general corporate purposes and potential future strategic opportunities. The offering size was increased due to oversubscription of nearly two-times.

The Notes will initially bear interest at 8.875% per annum, from and including the original issue date of the subordinated notes to but excluding September 1, 2029, payable semi-annually in arrears. From September 1, 2029, through maturity or up to an early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR plus a spread, payable quarterly in arrears. On or after the fifth anniversary of the original issue date through maturity, the Company has the option to redeem the Notes, in whole or in part, on any scheduled interest payment date. The Company may also redeem the Notes in whole at any time in the event of certain specified events. The Notes will mature on September 1, 2034.

David W. Freeman, President and Chief Executive Officer of QNB, stated, “We are excited to announce the successful completion of our subordinated debt offering with such demand and attractive terms. We entered this offering from a position of strength with significant growth and market opportunity. We will leverage the capital to support our future growth, further enabling QNB to take advantage of market opportunities while remaining the heartbeat of our communities.”

Jeffrey Lehocky, Executive Vice President and Chief Financial Officer of QNB, further commented, “Through issuing these notes, we have cost-effectively increased our capital levels without diluting current shareholders. As our first institutionally led capital raise, we are pleased with the participation and execution, which exemplifies the value of QNB’s franchise.”

Performance Trust Capital Partners served as the sole placement agent in the Offering. Stevens & Lee served as legal counsel to the Company, and Hogan Lovells served as legal counsel to Performance Trust Capital Partners.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Montgomery, and Lehigh Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@QNBbank.com	jlehocky@QNBbank.com

QNB Corp.